Exhibit 3.49(a)

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA JAN 27 1999 No. C 754–86
/S/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF

THE INTERNATIONAL GROUP OF CLUBCORP

We the undersigned as President and Secretary of THE INTERNATIONAL GROUP OF CLUBCORP do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 4th day of January, 1999, adopted a resolution to amend the original Articles of Incorporation, as follows:

Article I shall be amended to read as follows:

The name of this corporation is: “ClubCorp International, Inc.”.

The number of shares of the corporation outstanding and entitled to vote on such amendment to the Articles of Incorporation is 1,000; that the said change of name and amendment to the Articles of Incorporation has been consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon at a special meeting of Shareholders duly convened and held on January 4, 1999.

Dated: January 4, 1999.

THE INTERNATIONAL GROUP OF CLUBCORP

By:	/s/ Robert H. Johnson
Robert H. Johnson, President

By:	/s/ Thomas T. Henslee
Thomas T. Henslee, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, a Notary Public in and for Dallas County, Texas on this 4th day of January, 1999, personally appeared Robert H. Johnson and Thomas T. Henslee who, after being by me duly sworn, declared that he was the person who signed the foregoing document as incorporator and that the statements contained therein are true.

[Illegible] SEAL OF OFFICE this 4th day of January, 1999.

/s/ [Illegible]
[Notary Public Seal]	Notary Public, State of Texas

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA MAY 23 1995 No. 754–86
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CCA INTERNATIONAL, INC.

We, the undersigned as President and Secretary of CCA International, Inc., do hereby certify:

That the Board of Directors of said corporation by statement of unanimous consent dated April 27, 1995, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

“The name of this corporation is: ClubCorp The International Group”.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated April 27, 1995

CCA INTERNATIONAL, INC.

By	/s/ Robert H. Johnson
Robert H. Johnson, President

By:	/s/ Terry A. Taylor
Terry A. Taylor, Secretary

STATE OF TEXAS	*
*
COUNTY OF DALLAS	*

Before me, a notary public, on this day personally appeared Robert H. Johnson, President of CCA INTERNATIONAL, INC., who acknowleded that he executed the above instrument.

/s/ Julie H. Green
[Notary Public Seal]	Notary Public in and for The State of Texas

RECEIVED

MAY 08 1995

Articles of Amendment — Nevada — A1328.23.29.999A

1

STATE OF TEXAS	*
*
COUNTY OF DALLAS	*

Before me, a notary public, on this day personally appeared Terry A. Taylor, Secretary of CCA INTERNATIONAL, INC., who acknowleded that he executed the above instrument.

/s/ Julie H. Green
[Notary Public Seal]	Notary Public in and for The State of Texas

Articles of Amendment — Nevada — A1328.23.29.999A

2

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA AUG 07 1995 No. 754–86
/s/ DEAN HELLER	RECEIVED

DEAN HELLER SECRETARY OF STATE	JUL 27 1995

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CLUBCORP THE INTERNATIONAL GROUP

We, the undersigned as President and Secretary of ClubCorp The International Group, do hereby certify:

That the Board of Directors of said corporation by statement of unanimous consent dated July 10, 1995, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

“The name of this corporation is: The International Group of ClubCorp”.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated July 10, 1995

CLUBCORP THE INTERNATIONAL GROUP

By	/s/ Robert H. Johnson
Robert H. Johnson, President

By:	/s/ Terry A. Taylor
Terry A. Taylor, Secretary

STATE OF TEXAS	*
*
COUNTY OF DALLAS	*

Before me, a notary public, on this day personally appeared Robert H. Johnson, President of CLUBCORP THE INTERNATIONAL GROUP, who acknowleded that he executed the above instrument.

/s/ Julie H. Green
[Notary Public Seal]	Notary Public in and for The State of Texas

Articles of Amendment — Nevada — A1328.24.29.999B

1

STATE OF TEXAS	*
*
COUNTY OF DALLAS	*

Before me, a notary public, on this day personally appeared Terry A. Taylor, Secretary of CLUBCORP THE INTERNATIONAL GROUP, who acknowleded that he executed the above instrument.

/s/ Julie H. Green
[Notary Public Seal]	Notary Public in and for The State of Texas

Articles of Amendment — Nevada — A1328.24.29.999B

2

FILED	FILING FEE: $75.00
IN THE OFFICE OF THE	BY:	PAGE & ADDISION, P.C.
SECRETARY OF STATE OF THE		14651 DALLAS PARKWAY
STATE OF NEVADA		SUITE 700
DALLAS, TEXAS 75240
FEB 3 1996
[Illegible]

[Illegible]
No 754–86

ARTICLES OF INCORPORATION

OF

CCA INTERNATIONAL, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:

I.

The name of this corporation is CCA INTERNATIONAL, INC.

II.

The principal office and place of business in Nevada of this corporation shall be located at One East First Street, Reno, Nevada 89501, in the County of Washoe.

Offices for the transaction of any business of the corporation, and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory, or possession of the United States of America, or in any foreign country.

III.

The nature of the business and objects and purposes proposed to be transacted, promoted or carried on by the corporation are to engage in any lawful activity.

IV.

The total authorized capital stock of the corporation shall consist of one thousand (1,000) shares, with a par value of $1.00 per share, all of which shall be untitled to voting power.

V.

The members of the governing board of the corporation shall be styled Directors, and the number thereof at the inception of this corporation shall be three (3) or more. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation and the statutes of the State of Nevada. Directors need not be shareholders, but shall be full age and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualified are as follows:

Names	Addresses

Murry E. Page	14651 Dallas Parkway, Suite 700
Dallas, Texas 75240

Randolph D. Addison	14651 Dallas Parkway, Suite 700
Dallas, Texas 75240

John M. Theirl	14651 Dallas Parkway, Suite 700
Dallas, Texas 75240

VI.

The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

VII.

This corporation shall have perpetual existence.

VIII.

The name and address of the incorporator signing these Articles of Incorporation is as follows:

Names	Addresses

Richard T. Cassidy	14651 Dallas Parkway, Suite 700 Dallas, Texas 75240

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 31st day of January, 1986.

/s/ Richard T. Cassidy
Richard T. Cassidy

THE STATE OF TEXAS	()
()
COUNTY OF DALLAS	()

On this 31st day of January, 1986, personally appeared before me, a Notary Public in and for said County and State, Richard T. Cassidy, who acknowledged to me that he is the individual who executed the foregoing document and that he did so freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Lynn Zimmermann
[Notary Public Seal]	Notary Public, State of Texas